Parkway Properties, Inc. Reports 2010 Second Quarter Results

JACKSON, Miss., Aug. 2 /PRNewswire-FirstCall/ —

Highlights
•	Reports FFO of $0.66 per share and recurring FFO of $0.64 per share
•	Reports current occupancy of 86.1%, with portfolio 87.1% leased
•	Purchases RubiconPark I, LLC note receivable for $33.0 million
•	Reaffirms 2010 earnings outlook

Parkway Properties, Inc. (NYSE: PKY) today announced results for its second quarter ended June 30, 2010.

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Steven G. Rogers, President and Chief Executive Officer stated, “Since the end of the first quarter, we have signed 1.1 million square feet in new, renewal and expansion leases; we sold one asset for $15.7 million; we acquired the Rubicon note for a net $33.0 million; we paid off two mortgage loans totaling $27.8 million that encumbered four assets; and we closed two new mortgage loans for a total of $35.0 million.  We are pleased to report that our key operating metrics are in line with our earnings outlook for the year.  I am particularly pleased to report that included in the leasing activity are the early renewal of three major customers totaling 521,000 square feet, which were previously scheduled to expire in 2011.  Additionally, the Rubicon note represents our first new investment in over two years, and we were able to acquire the note at a 35% discount to the outstanding principal balance.”

Consolidated Financial Results

•
Funds from operations ("FFO") available to common shareholders totaled $14.3 million, or $0.66 per diluted share, for the three months ended June 30, 2010, as compared to $16.8 million, or $0.86 per diluted share, for the three months ended June 30, 2009.   Recurring FFO totaled $13.8 million, or $0.64 per diluted share for the three months ended June 30, 2010, as compared to $16.5 million, or $0.84 per diluted share for the three months ended June 30, 2009.  For the six months ended June 30, 2010, FFO totaled $34.1 million, or $1.58 per diluted share, as compared to $32.7 million, or $1.89 per diluted share, for the six months ended June 30, 2009.  Recurring FFO totaled $28.4 million, or $1.32 per diluted share for the six months ended June 30, 2010, as compared to $31.8 million, or $1.84 per diluted share for the six months ended June 30, 2009.

Included in FFO per diluted share are the following amounts (in thousands, except average rent per square foot and average occupancy):

			YTD	YTD
	Q2	Q2
Description	2010	2009	2010	2009
Unusual Items:
Gain on involuntary conversion	$-	$279	$-	$742
Loss on extinguishment of debt	$(136)	$-	$(189)	$-
Insurance deductible on contingent liabilities	$-	$-	$(545)	$-

Other Items of Note:
Lease termination fees (1)(6)	$581	$40	$6,445	$80
Straight-line rent (1)	$1,617	$1,255	$2,997	$2,343
Amortization of above market rent (1)	$(3)	$(117)	$(169)	$(147)
Bad debt expense (1)	$(425)	$(650)	$(914)	$(1,268)

Portfolio
Information:
Average rent per square foot (2)(3)	$23.04	$23.07	$23.02	$22.93
Average occupancy (2)(4)	85.5%	89.4%	85.9%	89.7%
Same-store average rent per square foot (2)(3)	$23.05	$23.11	$23.03	$22.98
Same-store average occupancy (2)(4)	85.5%	89.4%	85.8%	89.6%
Total office square feet under ownership (2)	13,194	13,353	13,194	13,353
Total office square feet under management (5)	14,174	14,764	14,174	14,764

(1)  These items include 100% of amounts from wholly-owned assets plus the Company's allocable share of these items recognized from the assets held in consolidated joint ventures and unconsolidated joint ventures.
(2)  These items include total office square feet of wholly-owned assets, consolidated joint ventures and unconsolidated joint ventures.
(3)  Average rent per square foot is defined as the weighted average annual gross rental rate, including escalations for operating expenses, divided by occupied square feet.
(4)  Average occupancy is defined as average occupied square feet divided by average total rentable square feet.
(5)  Total office square feet under management includes wholly-owned assets, consolidated joint ventures, unconsolidated joint ventures and third-party management agreements at the end of the period.
(6)  Total lease termination fees recognized during the six months ended June 30, 2010 were $7.4 million, of which $1.0 million was included in recurring revenue as it represents the rental revenue that related to the period after the prior lease was terminated and the space was being prepared for the new customer.

•
Funds available for distribution ("FAD") totaled $2.6 million, or $0.12 per diluted share, for the three months ended June 30, 2010, as compared to $10.3 million, or $0.53 per diluted share, for the three months ended June 30, 2009.  FAD totaled $16.6 million, or $0.77 per diluted share, for the six months ended June 30, 2010, as compared to $19.6 million, or $1.13 per diluted share for the six months ended June 30, 2009.

•
Net income available to common shareholders for the three months ended June 30, 2010, was $5.7 million, or $0.26 per diluted share, as compared to net loss available to common shareholders of $280,000, or $0.01 per diluted share, for the three months ended June 30, 2009.  Net income available to common shareholders for the six months ended June 30, 2010, was $7.0 million, or $0.33 per diluted share as compared to net loss available to common shareholders of $2.3 million, or $0.13 per diluted share, for the six months ended June 30, 2009.  Gain on the sale of real estate of $8.5 million was included in net income available to common shareholders for the three months and six months ended June 30, 2010.

Asset Recycling

•
On April 15, 2010, the Company closed on the fee simple sale of One Park Ten, a 163,000 square foot office property built in 1982 in Houston, Texas, for gross sales proceeds of $15.7 million and received net cash proceeds of $4.8 million, which were used to reduce amounts outstanding under the Company's line of credit.  The $8.7 million first mortgage secured by One Park Ten was assumed by the buyer, and Parkway also provided a $1.5 million seller financing loan, which bears interest at 7.25% per annum with interest-only payments through maturity on June 1, 2012.  The Company recognized a $136,000 loss on extinguishment of debt and a gain on the sale of $8.5 million during the second quarter of 2010.  Additionally, the Company retained management of the property.

Operations and Leasing

•
The Company's average rent per square foot decreased 0.1% to $23.04 during the second quarter 2010 as compared to $23.07 for the second quarter 2009 and increased 0.4% to $23.02 during the six months ended June 30, 2010, as compared to $22.93 for the six months ended June 30, 2009.  On a same-store basis, the Company's average rent per square foot decreased 0.3% to $23.05 during the second quarter 2010 as compared to $23.11 during the second quarter 2009, and increased 0.2% to $23.03 during the six months ended June 30, 2010, as compared to $22.98 during the six months ended June 30, 2009.

•
The Company's average occupancy for the second quarter 2010 was 85.5% as compared to 89.4% for the second quarter 2009, and was 85.9% for the six months ended June 30, 2010, as compared to 89.7% for the six months ended June 30, 2009.  On a same-store basis, the Company's average occupancy for the second quarter 2010 was 85.5% as compared to 89.4% for the second quarter 2009.  For the six months ended June 30, 2010, same-store average occupancy was 85.8% as compared to 89.6% for the six months ended June 30, 2009.

•
At July 1, 2010, the Company's office portfolio occupancy was 85.4% as compared to 85.6% at April 1, 2010 and 88.7% at July 1, 2009.  Including the July 2010 commencement of the 99,000 square foot Combined Insurance lease, occupancy is currently 86.1%.  Not included in the July 1, 2010, occupancy rate are 19 signed leases totaling 224,000 square feet, which commence in the third and fourth quarters of 2010.  Including these leases, the Company's portfolio was 87.1% leased at July 13, 2010.

•
Parkway's customer retention rate was 69.7% for the quarter ended June 30, 2010, as compared to 68.8% for the quarter ended June 30, 2009, and 57.2% for the quarter ended March 31, 2010.  Customer retention for the six months ended June 30, 2010 and 2009, was 61.8% and 62.9%, respectively.

•
During the second quarter 2010, 78 leases were renewed or expanded on 345,000 rentable square feet at an average rent per square foot of $18.90, representing a 6.7% decrease, and at a cost of $2.43 per square foot of the lease term in annual leasing costs.  During the six months ending June 30, 2010, 145 leases were renewed or expanded on 848,000 rentable square feet at an average rent per square foot of $18.97, representing a 4.0% decrease, and at a cost of $1.51 per square foot per year of the lease term in annual leasing costs.  Subsequent to quarter end, the Company signed three renewal leases totaling 521,000 square feet at an average cost of $2.66 per square foot per year in annual leasing costs and an average term of 4.6 years.

•
During the second quarter 2010, 35 new leases were signed on 191,000 rentable square feet at an average rent per square foot of $16.70 and at a cost of $3.54 per square foot of the lease term in annual leasing costs.  During the six months ending June 30, 2010, 53 new leases were signed on 257,000 rentable square feet at an average rent per square foot of $17.50 and at an average cost of $3.59 per square foot per year of the lease term in annual leasing costs.

•
On a same-store basis, the Company's share of reported net operating income ("NOI") decreased $1.5 million or 5.1% for the second quarter 2010 as compared to the same period of the prior year on a GAAP basis and decreased $2.0 million or 7.1% on a cash basis.  Parkway's share of recurring same-store NOI on a GAAP basis decreased $2.0 million or 7.0% for the second quarter 2010 compared to the same period of the prior year and decreased $2.5 million or 9.1% on a cash basis.  The Company's share of reported same-store NOI for the six months ended June 30, 2010, increased $3.6 million or 6.3% compared to the same period of 2009 on a GAAP basis and increased $2.9 million or 5.2% on a cash basis.  Parkway's share of recurring same-store NOI on a GAAP basis decreased $2.8 million or 4.9% for the six months ended June 30, 2010, as compared to the same period of 2009 and decreased $3.5 million or 6.4% on a recurring cash basis.  The decrease in NOI is primarily attributable to a decrease in rental income associated with a 380 basis point reduction in average occupancy for the six months ended June 30, 2010, compared to the same period of 2009.

Capital Structure

•	On June 30, 2010, the Company owed $124.1 million related to its $311.0 million line of credit and had $20.7 million in cash and cash equivalents.

•
On April 30, 2010, the Company paid off a $17.2 million mortgage note payable secured by two office properties in Houston, Texas, and one office property in Atlanta, Georgia, utilizing its line of credit.  The mortgage had an interest rate of 5.3% and was scheduled to mature on May 1, 2010.

•
On May 28, 2010, the Company placed a $23.0 million ten-year, non-recourse first mortgage with a fixed interest rate of 6.3%, and the proceeds were used to reduce borrowings under the line of credit.  The mortgage is secured by Citrus Center, a 261,000 square foot office building in Orlando, Florida.

•
Upon maturity, on June 1, 2010, the Company paid off its share and its partner's share of a $10.6 million mortgage note payable secured by the Toyota Center, a 175,000 square foot office property in Memphis, Tennessee, utilizing the line of credit.  The mortgage had an interest rate of 7.9%.

•
On July 8, 2010, the Company placed a $12.0 million ten-year, non-recourse first mortgage with a fixed interest rate of 6.5%, and the proceeds were used to reduce borrowings under the line of credit.  The mortgage is secured by the Stein-Mart building, a 196,000 square foot office property in Jacksonville, Florida.

•
The Company's remaining proportionate share of debt maturities in 2010 is $38.6 million, and the Company plans to either refinance this debt with non-recourse, first mortgages or utilize the line of credit to pay the debt maturities.

•
On July 30, 2010, the Company purchased a first mortgage loan secured by three properties owned by RubiconPark I, LLC from Special Servicer J. E. Robert Co. Inc. for $35.0 million.  Rubicon US REIT owns an 80% interest in RubiconPark I, LLC, and Parkway Properties, LP owns the remaining 20%.  The loan has a $2.0 million rollover reserve which was credited to Parkway at closing, for a net purchase price of $33.0 million.  This loan was originated by Bear Stearns Commercial Mortgage, Inc. and had a principal balance of $51.0 million at July 30, 2010.  The purchase of the loan was funded using Parkway's line of credit.  The loan is secured by two office properties in Atlanta, Georgia, totaling 235,000 square feet and a three-building office complex in Charlotte, North Carolina, totaling 326,000 square feet.  The loan matures on January 1, 2012, and bears interest at a stated rate of 4.9%.

•
The Company's previously announced cash dividend of $0.075 per share for the quarter ended June 30, 2010, represented a payout of approximately 11.3% of FFO per diluted share for the quarter. The second quarter dividend was paid on June 30, 2010.   The dividend was the ninety-fifth (95th) consecutive quarterly distribution to Parkway's shareholders of Common Stock, representing an annualized dividend of $0.30 per share.

•	At June 30, 2010 and March 31, 2010, the Company's net debt to EBITDA multiple was 6.1 times as compared to 6.4 times at June 30, 2009.

FOCUS

On July 1, 2010, we initiated our newest strategic and operating plan that will be referred to as the "FOCUS" Plan, which is centered on accomplishing a set of specific goals that we believe will lead to a 12% compounded annual total return to our shareholders over a three-year period.  FOCUS is an acronym that details the actions we are currently taking and expect to take during the Plan, which began July 1, 2010 and will end June 30, 2013.  We view Fund and Fund-Like Investments as the highest priority of our capital allocation, because it gives our shareholders the highest risk adjusted return as measured by internal rate of return, cap rate, and accretion per share.  We plan to continue our transformation to an Operator/Owner through these investments as well as the expansion of Parkway Realty Services, with the goal of being a majority operator/owner at the end of the Plan.  Capital Allocation Discipline is a two-fold goal that refers to balance sheet strength as well as investment capital, including the goal to exit non-strategic markets and sell properties that no longer meet our acquisition criteria in core markets through the continuation of our Asset Recycling program.  We believe that our Uncompromising Focus on Operations is what sets Parkway apart from other office property owners, and the accomplishment of these goals will contribute to the ultimate goal of the Plan, which is to maximize Shareholder Returns.

Outlook for 2010

The Company is reiterating its 2010 reported FFO outlook of $2.72 to $2.92 per diluted share and recurring FFO outlook of $2.40 to $2.60 per diluted share.   The reconciliation of budgeted earnings per diluted share ("EPS") to budgeted FFO per diluted share and recurring FFO per diluted share is as follows:

Outlook for 2010	Range
Fully diluted EPS	$0.12-$0.32
Plus: Real estate depreciation and amortization	$3.72-$3.72
Plus: Depreciation on unconsolidated joint ventures	$0.04-$0.04
Less: Gain on sale of real estate	($0.40-$0.40)
Less: Noncontrolling interest depreciation/ amortization	($0.76-$0.76)
Reported FFO per diluted share	$2.72-$2.92
Less: Non-recurring lease termination fee income	($0.32-$0.32)
Recurring FFO per diluted share	$2.40-$2.60

The 2010 earnings outlook is based on the original earnings outlook issued on February 8, 2010.  Below please find the major assumptions to the Company's 2010 earnings outlook.

2010 Earnings Outlook Major Assumptions

•	An average annual same-store occupancy range of 85% to 87%.

•	An average annual same-store rental rate per square foot of $22.00 to $23.00.

•
Parkway's share of recurring same-store net operating income decrease of 2.5% to 5.5% on a GAAP basis.  On a recurring cash basis, Parkway's share of annual same-store net operating income is expected to decline by 5.0% to 8.0%.

•	Non-recurring lease termination fee income of approximately $7.0 million or $0.32 per diluted share has been included in the 2010 earnings outlook.

•	Net general and administrative expenses are expected to be in the range of $7.7 million to $8.2 million.

•
The Company is estimating its proportionate share of total recurring capital expenditures for building improvements, tenant improvements and leasing commissions in the range of $38.0 million to $43.0 million.

•	No investments for the discretionary fund with the Teacher Retirement System of Texas or additional sales or joint ventures of existing properties are included in the earnings outlook.

About Parkway Properties

Parkway Properties, Inc., a member of the S&P Small Cap 600 Index, is a self-administered real estate investment trust specializing in the operation, leasing, acquisition, and ownership of office properties. The Company is geographically focused on the Southeastern and Southwestern United States and Chicago. Parkway owns or has an interest in 64 office properties located in 11 states with an aggregate of approximately 13.2 million square feet of leasable space at August 2, 2010.  Included in the portfolio are 21 properties totaling 3.9 million square feet that are owned jointly with other investors, representing 29.3% of the portfolio.  Fee-based real estate services are offered through the Company's wholly-owned subsidiary, Parkway Realty Services, which also manages and/or leases approximately 2.8 million square feet for third-party owners at August 2, 2010.

Additional Information

The Company will conduct a conference call to discuss the results of its second quarter operations on Tuesday, August 3, 2010, at 11:00 a.m. Eastern Time. The number for the conference call is 888-631-3392. A taped replay of the call can be accessed 24 hours a day through August 13, 2010, by dialing 888-203-1112 and using the pass code of 9198411. An audio replay will be archived and indexed in the investor relations section of the Company's website at www.pky.com.  A copy of the Company's 2010 second quarter supplemental financial and property information package is available by accessing the Company's website, emailing your request to rjordan@pky.com or calling Rita Jordan at 601-948-4091. Please participate in the visual portion of the conference call by accessing the Company's website and clicking on the "2Q Call" icon.

Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company's website. The Company's second quarter 2010 Supplemental Operating and Financial Data, which includes a reconciliation of Non-GAAP financial measures, is available on the Company's website.

Forward Looking Statement

Certain statements in this release that are not in the present or past tense or discuss the Company's expectations (including the use of the words anticipate, believe, forecast, intends or project) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current belief as to the outcome and timing of future events. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company's properties for rental purposes; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; risks associated with joint venture partners; the risks associated with the ownership and development of real property; the failure to acquire or sell properties as and when anticipated;  the outcome of claims and litigation involving and affecting the Company and other risks and uncertainties detailed from time to time on the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's results could differ materially from those expressed in the forward-looking statements. The Company does not undertake to update forward-looking statements.

Company's Use of FFO, Recurring FFO, FAD and EBITDA

FFO, FFO per diluted share, FAD, FAD per diluted share and EBITDA are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs and should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of equity REITs. Management believes that FFO, FFO per diluted share, FAD, FAD per diluted share and EBITDA are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. FFO, FAD and EBITDA do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs as disclosed in the Company's Consolidated Statements of Cash Flows. FFO, FAD and EBITDA should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity.

In addition to FFO, Parkway also discloses Recurring FFO, which considers adjustments for non-recurring lease termination fees, gains and losses on extinguishment of debt, non-cash gains and losses or other unusual items. Although this is a non-GAAP measure that differs from NAREIT's definition of FFO, we believe it is an appropriate measure for the Company and that it provides a meaningful presentation of operating performance.

PARKWAY PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30	December 31
	2010	2009
	(Unaudited)
Assets
Real estate related investments:
Office and parking properties	$1,738,019	$1,738,040
Land held for development	609	609
Accumulated depreciation	(359,991)	(336,759)
	1,378,637	1,401,890

Land available for sale	750	750
Mortgage loans	9,968	8,126
Investment in unconsolidated joint ventures	2,731	2,512
	1,392,086	1,413,278

Rents receivable and other assets	119,160	116,437
Intangible assets, net	54,265	61,734
Cash and cash equivalents	20,674	20,697
	$1,586,185	$1,612,146

Liabilities
Notes payable to banks	$124,142	$100,000
Mortgage notes payable	807,052	852,700
Accounts payable and other liabilities	84,848	88,614
	1,016,042	1,041,314

Equity
Parkway Properties, Inc. stockholders' equity:
8.00% Series D Preferred stock, $.001 par value, 2,400,000 shares authorized, issued and outstanding	57,976	57,976
Common stock, $.001 par value, 67,600,000 shares authorized, 21,584,145 and 21,624,228 shares issued and outstanding in 2010 and 2009, respectively	22	22
Common stock held in trust, at cost, 58,134 and 71,255 shares in 2010 and 2009, respectively	(1,896)	(2,399)
Additional paid-in capital	515,383	515,398
Accumulated other comprehensive loss	(4,640)	(4,892)
Accumulated deficit	(108,164)	(111,960)
Total Parkway Properties, Inc. stockholders' equity	458,681	454,145
Noncontrolling interest -real estate partnerships	111,462	116,687
Total equity	570,143	570,832
	$1,586,185	$1,612,146

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended
	June 30
	2010	2009
	(Unaudited)

Revenues
Income from office and parking properties	$62,272	$66,516
Management company income	336	731
Total revenues	62,608	67,247

Expenses
Property operating expense	29,648	31,548
Depreciation and amortization	21,510	21,720
Management company expenses	641	632
General and administrative	1,712	1,369
Total expenses	53,511	55,269

Operating income	9,097	11,978

Other income and expenses
Interest and other income	365	309
Equity in earnings of unconsolidated joint ventures	87	227
Gain on involuntary conversion	-	279
Gain on sale of real estate	8,518	540
Interest expense	(13,846)	(14,050)

Income (loss) from continuing operations	4,221	(717)
Net loss attributable to noncontrolling interest -real estate partnerships	2,638	1,637

Net income for Parkway Properties, Inc.	6,859	920
Dividends on preferred stock	(1,200)	(1,200)
Net income (loss) available to common stockholders	$5,659	$(280)

Net income (loss) per common share attributable to Parkway Properties, Inc.:
Basic net income (loss) attributable to Parkway Properties, Inc.	$0.26	$(0.01)
Diluted net income (loss) attributable to Parkway Properties, Inc.	$0.26	$(0.01)

Weighted average shares outstanding:
Basic	21,410	19,457
Diluted	21,515	19,457

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Six Months Ended
	June 30
	2010	2009
	(Unaudited)

Revenues
Income from office and parking properties	$132,041	$134,277
Management company income	746	1,146
Total revenues	132,787	135,423

Expenses
Property operating expense	61,014	65,458
Depreciation and amortization	44,252	45,300
Management company expenses	1,385	1,133
General and administrative	3,720	2,951
Total expenses	110,371	114,842

Operating income	22,416	20,581

Other income and expenses
Interest and other income	750	611
Equity in earnings of unconsolidated joint ventures	192	427
Gain on involuntary conversion	-	742
Gain on sale of real estate	8,518	470
Interest expense	(27,699)	(28,101)

Income (loss) from continuing operations	4,177	(5,270)
Net loss attributable to noncontrolling interest -real estate partnerships	5,225	5,401

Net income for Parkway Properties, Inc.	9,402	131
Dividends on preferred stock	(2,400)	(2,400)
Net income (loss) available to common stockholders	$7,002	$(2,269)

Net income (loss) per common share attributable to Parkway Properties, Inc.:
Basic net income (loss) attributable to Parkway Properties, Inc.	$0.33	$(0.13)
Diluted net income (loss) attributable to Parkway Properties, Inc.	$0.33	$(0.13)

Weighted average shares outstanding:
Basic	21,400	17,262
Diluted	21,512	17,262

PARKWAY PROPERTIES, INC.
RECONCILIATION OF FUNDS FROM OPERATIONS AND
FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME
FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(In thousands, except per share data)

	Three Months Ended
	June 30
	2010	2009
	(Unaudited)

Net Income	$6,859	$920

Adjustments to Net Income:
Preferred Dividends	(1,200)	(1,200)
Depreciation and Amortization	21,510	21,720
Noncontrolling Interest Depreciation and Amortization	(4,480)	(4,316)
Unconsolidated Joint Ventures Depreciation and Amortization	85	213
Gain on Sale of Real Estate	(8,518)	(540)
Funds From Operations ("FFO") Available to Common Stockholders (1)	$14,256	$16,797

Adjustments to Derive Recurring FFO:
Gain on Involuntary Conversion	-	(279)
Non-Recurring Lease Termination Fee Income (2)	(581)	(40)
Loss on Early Extinguishment of Debt	136	-
Insurance Deductible Related to Contingent Liabilities	-	-
Recurring FFO	$13,811	$16,478

Funds Available for Distribution
FFO Available to Common Stockholders (1)	$14,256	$16,797
Add (Deduct) :
Adjustments for Unconsolidated Joint Ventures	(50)	(394)
Adjustments for Noncontrolling Interest in Real Estate Partnerships	1,259	1,314
Straight-line Rents	(1,877)	(1,908)
Amortization of Above/Below Market Leases	(84)	129
Amortization of Share-Based Compensation	328	620
Net Non-Cash Gains	-	(279)
Recurring Capital Expenditures:
Building Improvements	(1,056)	(1,200)
Tenant Improvements -New Leases	(7,340)	(1,689)
Tenant Improvements -Renewal Leases (1,252)	(1,056)
Leasing Costs - New Leases	(1,044)	(785)
Leasing Costs - Renewal Leases	(560)	(1,258)
Funds Available for Distribution (1)	$2,580	$10,291

Diluted Per Common Share/Unit Information (**)
FFO per share	$0.66	$0.86
Recurring FFO per share	$0.64	$0.84
FAD per share	$0.12	$0.53
Dividends paid	$0.075	$0.325
Dividend payout ratio for FFO	11.32%	37.74%
Dividend payout ratio for Recurring FFO	11.68%	38.47%
Dividend payout ratio for FAD	62.54%	61.59%
Weighted average shares/units outstanding	21,517	19,505

Other Supplemental Information
Recurring Consolidated Capital Expenditures Above	$11,252	$5,988
Consolidated Upgrades on Acquisitions	536	1,965
Consolidated Major Renovations	333	-
Total Consolidated Real Estate Improvements and Leasing Costs Per Cash Flow	$12,121	$7,953

Parkway's Share of Recurring Capital Expenditures	$10,396	$5,708
Parkway's Share of Upgrades on Acquisitions	296	1,042
Parkway's Share of Major Renovations	333	-
Parkway's Share of Total Real Estate Improvements and Leasing Costs	$11,025	$6,750

Gain on Involuntary Conversion	$-	$279
Net Gain Included in FFO	$-	$279

**Information for Diluted Computations:
Basic Common Shares/Units Outstanding	21,412	19,458
Dilutive Effect of Other Share Equivalents	105	47

	Six Months Ended
	June 30
	2010	2009
	(Unaudited)

Net Income	$9,402	$131

Adjustments to Net Income:
Preferred Dividends	(2,400)	(2,400)
Depreciation and Amortization	44,252	45,300
Noncontrolling Interest Depreciation and Amortization	(8,826)	(10,314)
Unconsolidated Joint Ventures Depreciation and Amortization	168	409
Gain on Sale of Real Estate	(8,518)	(470)
Funds From Operations ("FFO") Available to Common Stockholders (1)	$34,078	$32,656

Adjustments to Derive Recurring FFO:
Gain on Involuntary Conversion	-	(742)
Non-Recurring Lease Termination Fee Income (2)	(6,445)	(80)
Loss on Early Extinguishment of Debt	189	-
Insurance Deductible Related to Contingent Liabilities	545	-
Recurring FFO	$28,367	$31,834

Funds Available for Distribution
FFO Available to Common Stockholders (1)	$34,078	$32,656
Add (Deduct) :
Adjustments for Unconsolidated Joint Ventures	(118)	(518)
Adjustments for Noncontrolling Interest in Real Estate Partnerships	2,156	2,383
Straight-line Rents	(3,748)	(3,231)
Amortization of Above/Below Market Leases	19	(90)
Amortization of Share-Based Compensation	391	1,281
Net Non-Cash Gains	-	(742)
Recurring Capital Expenditures:
Building Improvements	(2,470)	(1,878)
Tenant Improvements -New Leases	(8,189)	(3,850)
Tenant Improvements -Renewal Leases (3,294)	(2,916)
Leasing Costs - New Leases	(1,465)	(975)
Leasing Costs - Renewal Leases	(714)	(2,540)
Funds Available for Distribution (1)	$16,646	$19,580

Diluted Per Common Share/Unit Information (**)
FFO per share	$1.58	$1.89
Recurring FFO per share	$1.32	$1.84
FAD per share	$0.77	$1.13
Dividends paid	$0.15	$0.65
Dividend payout ratio for FFO	9.47%	34.42%
Dividend payout ratio for Recurring FFO	11.38%	35.31%
Dividend payout ratio for FAD	19.39%	57.40%
Weighted average shares/units outstanding	21,513	17,292

Other Supplemental Information
Recurring Consolidated Capital Expenditures Above	$16,132	$12,159
Consolidated Upgrades on Acquisitions	1,820	4,519
Consolidated Major Renovations	369	-
Total Consolidated Real Estate Improvements and Leasing Costs Per Cash Flow	$18,321	$16,678

Parkway's Share of Recurring Capital Expenditures	$15,001	$11,418
Parkway's Share of Upgrades on Acquisitions	965	2,627
Parkway's Share of Major Renovations	369	-
Parkway's Share of Total Real Estate Improvements and Leasing Costs	$16,335	$14,045

Gain on Involuntary Conversion	$-	$742
Net Gain Included in FFO	$-	$742

**Information for Diluted Computations:
Basic Common Shares/Units Outstanding	21,401	17,263
Dilutive Effect of Other Share Equivalents	112	29

(1)       Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition.  FFO is defined as net income, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from the sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. There is not a standard definition established for FAD.  Therefore, our measure of FAD may not be comparable to FAD reported by other REITs.  We define FAD as FFO, excluding the amortization of restricted shares, amortization of above/below market leases, straight line rent adjustments and non- cash gains/losses, and reduced by recurring non revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs.  Adjustments for unconsolidated partnerships and joint ventures are included in the computation of FAD on the same basis.
(2)       Parkway's share of total lease termination fees recognized during the six months ended June 30, 2010 were $7.4 million, of which $1.0 million were included in recurring revenue as it represents the rental revenue that related to the period after the prior lease was terminated and the space was being prepared for the new customer.

PARKWAY PROPERTIES, INC.
CALCULATION OF EBITDA AND COVERAGE RATIOS
FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(In thousands)

	Three Months Ended
	June 30
	2010	2009
	(Unaudited)

Net Income	$6,859	$920

Adjustments to Net Income:
Interest Expense	13,295	13,316
Amortization of Financing Costs	415	734
Loss on Early Extinguishment of Debt	136	-
Depreciation and Amortization	21,510	21,720
Amortization of Share-Based Compensation	328	620
Net Gain on Real Estate Investments and Involuntary Conversion	(8,518)	(819)
Tax Expense	100	(16)
EBITDA Adjustments -Unconsolidated Joint Ventures	121	341
EBITDA Adjustments –Noncontrolling Interest in Real Estate Partnerships	(7,583)	(7,451)
EBITDA (1)	$26,663	$29,365

Interest Coverage Ratio:
EBITDA	$26,663	$29,365

Interest Expense:
Interest Expense	$13,295	$13,316
Interest Expense -Unconsolidated Joint Ventures	36	125
Interest Expense -Noncontrolling Interest in Real Estate Partnerships	(3,033)	(3,065)
Total Interest Expense	$10,298	$10,376

Interest Coverage Ratio	2.59	2.83

Fixed Charge Coverage Ratio:
EBITDA	$26,663	$29,365

Fixed Charges:
Interest Expense	$10,298	$10,376
Preferred Dividends	1,200	1,200
Principal Payments (Excluding Early Extinguishment of Debt)	3,601	3,381
Principal Payments -Unconsolidated Joint Ventures	8	40
Principal Payments -Noncontrolling Interest in Real Estate Partnerships	(279)	(274)
Total Fixed Charges	$14,828	$14,723

Fixed Charge Coverage Ratio	1.80	1.99

Modified Fixed Charge Coverage Ratio:
EBITDA	$26,663	$29,365

Modified Fixed Charges:
Interest Expense	$10,298	$10,376
Preferred Dividends	1,200	1,200
Total Modified Fixed Charges	$11,498	$11,576

Modified Fixed Charge Coverage Ratio	2.32	2.54

The following table reconciles EBITDA to cash flows provided by operating activities:

EBITDA	$26,663	$29,365
Amortization of Above (Below) Market Leases	(84)	129
Amortization of Mortgage Loan Discount	(173)	(148)
Operating Distributions from Unconsolidated Joint Ventures	-	162
Interest Expense	(13,295)	(13,316)
Loss on Early Extinguishment of Debt	(136)	-
Tax Expense	(100)	16
Change in Deferred Leasing Costs	(1,684)	(2,332)
Change in Receivables and Other Assets (7,567)	(7,808)
Change in Accounts Payable and Other Liabilities	13,981	8,352
Adjustments for Noncontrolling Interests	4,945	5,814
Adjustments for Unconsolidated Joint Ventures	(208)	(568)
Cash Flows Provided by Operating Activities	$22,342	$19,666

	Six Months Ended
	June 30
	2010	2009
	(Unaudited)

Net Income	$9,402	$131

Adjustments to Net Income:
Interest Expense	26,586	26,876
Amortization of Financing Costs	924	1,225
Loss on Early Extinguishment of Debt	189	-
Depreciation and Amortization	44,252	45,300
Amortization of Share-Based
Compensation	391	1,281
Net Gain on Real Estate Investments
and Involuntary Conversion	(8,518)	(1,212)
Tax Expense	117	-
EBITDA Adjustments -Unconsolidated
Joint Ventures	241	665
EBITDA Adjustments -Noncontrolling
Interest in Real Estate Partnerships	(15,049)	(16,587)
EBITDA (1)	$58,535	$57,679

Interest Coverage Ratio:
EBITDA	$58,535	$57,679

Interest Expense:
Interest Expense	$26,586	$26,876
Interest Expense -Unconsolidated
Joint Ventures	73	250
Interest Expense -Noncontrolling
Interest in Real Estate Partnerships	(6,084)	(6,134)
Total Interest Expense	$20,575	$20,992

Interest Coverage Ratio	2.84	2.75

Fixed Charge Coverage Ratio:
EBITDA	$58,535	$57,679

Fixed Charges:
Interest Expense	$20,575	$20,992
Preferred Dividends	2,400	2,400
Principal Payments (Excluding Early
Extinguishment of Debt)	7,194	6,611
Principal Payments -Unconsolidated
Joint Ventures	16	73
Principal Payments -Noncontrolling
Interest in Real Estate Partnerships	(573)	(416)
Total Fixed Charges	$29,612	$29,660

Fixed Charge Coverage Ratio	1.98	1.94

Modified Fixed Charge Coverage Ratio:
EBITDA	$58,535	$57,679

Modified Fixed Charges:
Interest Expense	$20,575	$20,992
Preferred Dividends	2,400	2,400
Total Modified Fixed Charges	$22,975	$23,392

Modified Fixed Charge Coverage Ratio	2.55	2.47

The following table reconciles EBITDA
to cash flows provided by operating
activities:

EBITDA	$58,535	$57,679
Amortization of Above (Below) Market
Leases	19	(90)
Amortization of Mortgage Loan Discount	(342)	(293)
Operating Distributions from
Unconsolidated Joint Ventures	-	323
Interest Expense	(26,586)	(26,876)
Loss on Early Extinguishment of Debt	(189)	-
Tax Expense	(117)	-
Change in Deferred Leasing Costs	(2,742)	(4,463)
Change in Receivables and Other Assets	(5,667)	5,753
Change in Accounts Payable and Other
Liabilities	(1,612)	(4,430)
Adjustments for Noncontrolling
Interests	9,824	11,186
Adjustments for Unconsolidated Joint
Ventures	(433)	(1,092)
Cash Flows Provided by Operating
Activities	$30,690	$37,697

(1) Parkway defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income taxes, depreciation, amortization, losses on early extinguishment of debt and other gains and losses. EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do. EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

PARKWAY PROPERTIES, INC.
NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES
THREE MONTHS ENDED JUNE 30, 2010 AND 2009
(In thousands, except number of properties data)

		Percentage
	Number of	of Portfolio
	Properties	(1)

Same-store properties (2):
Wholly-owned	44	70.80%
Parkway Properties Office Fund LP	13	21.18%
Other consolidated joint venture	1	1.65%
Unconsolidated joint ventures	7	5.84%

Total same-store properties	65	99.47%
Assets sold	-	0.53%

Net operating income from office and parking properties	65	100.00%

	Net Operating Income
	2010	2009

Same-store properties (2):
Wholly-owned	$24,531	$25,279
Parkway Properties Office Fund LP	7,337	8,560
Other consolidated joint venture	572	578
Unconsolidated joint ventures	2,022	2,713

Total same-store properties	34,462	37,130
Assets sold	184	551

Net operating income from office and parking properties	$34,646	$37,681

	Average
	Occupancy
	2010	2009

Same-store properties (2):
Wholly-owned	86.6%	89.2%
Parkway Properties Office Fund LP	82.8%	87.7%
Other consolidated joint venture	87.5%	87.6%
Unconsolidated joint ventures	81.6%	96.4%

Total same-store properties	85.5%	89.4%
Assets sold	N/A	N/A
Net operating income from office and parking properties

(1) Percentage of portfolio based on 2010 net operating income.
(2) Parkway defines Same-Store Properties as those properties that were owned for the entire three-month periods ended June 30, 2010 and 2009 and excludes properties classified as discontinued operations. Same-Store net operating income ("SSNOI") includes income from real estate operations less property operating expenses (before interest and depreciation and amortization) for Same-Store Properties. SSNOI as computed by Parkway may not be comparable to SSNOI reported by other REITs that do not define the measure exactly as we do. SSNOI is a supplemental industry reporting measurement used to evaluate the performance of the Company's investments in real estate assets. The following table is a reconciliation of net income to SSNOI:

	Three Months Ended		Six Months Ended
	June 30		June 30
	2010	2009	2010	2009

Net income for Parkway
Properties, Inc.	$6,859	$920	$9,402	$131
Add (deduct):
Interest expense	13,846	14,050	27,699	28,101
Depreciation and
amortization	21,510	21,720	44,252	45,300
Management company
expenses	641	632	1,385	1,133
General and
administrative expenses	1,712	1,369	3,720	2,951
Equity in earnings of
unconsolidated joint
ventures	(87)	(227)	(192)	(427)
Gain on involuntary
conversion	-	(279)	-	(742)
Gain on sale of real
estate	(8,518)	(540)	(8,518)	(470)
Net loss attributable to
noncontrolling interests -
real estate partnerships	(2,638)	(1,637)	(5,225)	(5,401)
Management company
income	(336)	(731)	(746)	(1,146)
Interest and other
income	(365)	(309)	(750)	(611)

Net operating income from
consolidated office and
parking properties	32,624	34,968	71,027	68,819
Net operating income from
unconsolidated joint
ventures	2,022	2,713	4,183	5,272
Less: Net operating income
from non same-store
properties	(184)	(551)	(192)	(882)
Same-store net
operating income	$34,462	$37,130	$75,018	$73,209

FOR FURTHER INFORMATION:
Steven G. Rogers
President & Chief Executive Officer
Richard G. Hickson IV
Chief Financial Officer
www.pky.com
601) 948-4091

CONTACT: Steven G. Rogers, President & Chief Executive Officer, or Richard G. Hickson IV, Chief Financial Officer, +1-601-948-4091